UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2020

E*TRADE Financial, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

671 N. Glebe Road, Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(646) 521-4340

(Registrant’s telephone number, including area code)

E*TRADE Financial Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ETFC	The NASDAQ Stock Market LLC NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 2, 2020 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of February 20, 2020 (the “Merger Agreement”), by and among Morgan Stanley, a Delaware corporation (“Morgan Stanley”), E*TRADE Financial Corporation, a Delaware corporation (“E*TRADE” or the “Company”), and Moon-Eagle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Morgan Stanley (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, immediately following the effective time of the Merger (the “Effective Time”), the Company merged with and into Moon-Eagle Merger Sub II, LLC, a newly established wholly owned subsidiary of Morgan Stanley (“Second Merger Sub”), with Second Merger Sub continuing as the surviving entity with the name “E*TRADE Financial, LLC” (the “Second Merger” and, together with the Merger, the “Mergers”).

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of E*TRADE common stock, par value $0.01 per share (the “E*TRADE Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of E*TRADE common stock held (1) in treasury and (2) by Morgan Stanley (other than any such shares held by Morgan Stanley (i) in its fiduciary, representative or other capacity on behalf of other persons, (ii) as a result of debts previously contracted by it, (iii) in its capacity as an underwriter or market-maker or in connection with its proprietary trading or arbitrage activities or other similar activities in the ordinary course of business, (iv) in the context of its ordinary course brokerage (including prime brokerage), asset management, private banking, wealth management, research or similar activities or (v) in connection with its transactions that are undertaken by pension funds or employee benefit programs), which were cancelled at the Effective Time) were converted into the right to receive 1.0432 shares of Morgan Stanley common stock, par value $0.01 per share (together with the cash payments in lieu of fractional shares referred to in the following sentence, such consideration, the “Common Share Consideration”). No fractional shares of Morgan Stanley common stock were issued and each former E*TRADE stockholder who would otherwise have been entitled to receive a fraction of a share of Morgan Stanley common stock in connection with the Merger is entitled to receive in lieu thereof a cash payment (together with the Common Share Consideration, the “Common Merger Consideration”), without interest and subject to any applicable withholding taxes, in accordance with the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding E*TRADE restricted stock unit award that was eligible to vest solely based on continued service, restricted stock unit award that was eligible to vest based on the achievement of performance goals, restricted stock award made to directors of E*TRADE and deferred restricted stock unit award made to directors of E*TRADE vested (if unvested) and was cancelled and converted into the right to receive the Common Merger Consideration as if such award (including any shares of E*TRADE common stock in respect of dividend equivalent units credited thereon) had been settled in shares of E*TRADE common stock immediately prior to the Effective Time. In the case of restricted stock unit awards that were eligible to vest based on the achievement of performance goals, (i) with respect to any performance periods that are completed on or before the Effective Time, each such award vested at the greater of the target or actual level of performance, as determined by the Compensation Committee of E*TRADE’s board of directors prior to the Effective Time and (ii) with respect to any performance periods that are not completed on or before the Effective Time, each such award vested at the target level of performance.

Pursuant to the Merger Agreement, at the Effective Time, each share of the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), outstanding immediately before the Effective Time was converted into the right to receive one share of a newly created series of preferred stock of Morgan Stanley with such rights, preferences, privileges and voting powers, and limitations and restrictions, that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole. Additionally, pursuant to the Merger Agreement and at the Effective Time, each share of the Company’s Fixed-to Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”), outstanding immediately before the Effective Time was converted into the right to receive one share of a separate, newly created series of preferred stock of Morgan Stanley with such rights, preferences, privileges and voting powers, and limitations and restrictions, that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

The foregoing description of the Mergers and the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 21, 2020, Commission File Number 1-11921, and which is incorporated herein by reference. See Morgan Stanley’s public filings with the SEC for more information including copies of the certificates of designation for the newly created series of Morgan Stanley preferred stock described above.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC and Nasdaq Global Select Market (collectively, “Nasdaq”) that the Merger has been consummated and requested that the trading of shares of the E*TRADE Common Stock on Nasdaq be suspended and that the listing of shares of the E*TRADE Common Stock on Nasdaq be withdrawn. In addition, the Company requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the E*TRADE Common Stock from Nasdaq and to deregister the E*TRADE Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to request the termination of the registration of the E*TRADE Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth or incorporated by reference in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each share of E*TRADE Common Stock was converted into the right to receive the Common Merger Consideration.

On the Closing Date, in connection with the consummation of the Mergers, the Company, Second Merger Sub, Moon-Eagle Co-Obligor, Inc., a Delaware corporation (the “Co-Obligor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated August 24, 2017 between the Company and the Trustee (the “Base Indenture”), as supplemented by (i) the First Supplemental Indenture, dated August 24, 2017 (the “First Supplemental Indenture”), with respect to the Company’s 2.950% Senior Notes due 2022 (the “2022 Notes”), (ii) the Second Supplemental Indenture, dated August 24, 2017 (the “Second Supplemental Indenture”), with respect to the Company’s 3.800% Senior Notes due 2027 (the “2027 Notes”), and (iii) the Third Supplemental Indenture, dated June 20, 2018 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), with respect to the Company’s 4.500% Senior Notes due 2028 (the “2028 Notes” and, together with the 2022 Notes and the 2027 Notes, the “Notes”). Pursuant to the terms of the Fourth Supplemental Indenture, each of Second Merger Sub and the Co-Obligor assumed all of the Company’s obligations under the Indenture and the Notes, including, without limitation, the payment of the principal of and any premium and interest on the Notes, as applicable, and the performance of every covenant of the Indenture and the Notes on the part of the Company.

The foregoing descriptions of the Indenture and the Fourth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 4.1, 4.2 and 4.3 to the Company’s Current Report on Form 8-K filed on August 24, 2017, Commission File Number 1-11921, Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 20, 2018, Commission File Number 1-11921, and Exhibit 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. As a result of the consummation of the Merger, pursuant to the Merger Agreement, a change in control of E*TRADE occurred, and E*TRADE became a wholly owned subsidiary of Morgan Stanley.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Merger on October 2, 2020, Sebastiano Visentini, who constituted the sole director of Merger Sub as of immediately prior to the Effective Time, became the sole director of the Company as of immediately following the Effective Time, and the following directors of the Company immediately prior to the Effective Time ceased to be directors of the Company pursuant to the terms of the Merger Agreement (and not because of any disagreement with the Company or its operations, policies or practices): Richard J. Carbone, Robert Chersi, Jaime W. Ellertson, James P. Healy, Kevin T. Kabat, James Lam, Rodger A. Lawson, Shelley B. Leibowitz, Michael A. Pizzi, Rebecca Saeger, Donna L. Weaver and Joshua Weinreich.

In addition, upon completion of the Merger, all of the officers of the Company immediately prior to the Effective Time ceased serving in their capacity as officers of the Company. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, the officers of Merger Sub will be the officers of the surviving entity pursuant to the terms of the Merger Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time, the Company’s amended and restated certificate of incorporation and amended and restated bylaws were amended, respectively, to be the same form as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, which are filed herewith as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated by reference herein.

After giving effect to the Second Merger, the certificate of formation and limited liability company agreement of Second Merger Sub continued in full force and effect as the organizational documents of the surviving company in the Second Merger, which was renamed E*TRADE Financial LLC, each of which is filed herewith as Exhibits 3.3 and 3.4 respectively, to this Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events

On October 2, 2020, the Company and Morgan Stanley issued a joint press release announcing the completion of the Mergers. A copy of the joint press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of E*TRADE Financial Corporation.

3.2	Amended and Restated Bylaws of E*TRADE Financial Corporation.

3.3	Certificate of Formation of Moon-Eagle Merger Sub II, LLC.

3.4	Amended and Restated Limited Liability Company Agreement of E*TRADE Financial, LLC.

4.1	Fourth Supplemental Indenture, dated as of October 2, 2020, among Moon-Eagle Merger Sub II, LLC, Moon-Eagle Co-Obligor, Inc., E*TRADE Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Joint Press Release issued by Morgan Stanley and E*TRADE, dated October 2, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL, LLC

Date: October 2, 2020	By:	/s/ Sebastiano Visentini
	Name:	Sebastiano Visentini
	Title:	Vice President